EXHIBIT 16.1


                                  Gary E. Hirth
                           Certified Public Accountant
                             3527 North 24th Street
                                Phoenix, AZ 85016



October 12, 2004


We have read the statements made by China Energy Savings Technology, Inc. (formerly Rim Holdings, Inc.) which were provided to us on September 15, 2004 and September 29, 2004, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Amendment No. 1 to Form 8-K report dated August 19, 2004. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K.


Very truly yours,

/s/ Gary E. Hirth
----------------------
Gary E. Hirth, CPA
Phoenix, Arizona